Exhibit 99.1

Outset Medical Appoints Renee Gaeta as Chief Financial Officer

San Jose, CA June 3, 2025 -- Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today announced the appointment of Renee Gaeta as Chief Financial Officer (CFO), effective immediately. In addition to leading Finance, Ms. Gaeta will have responsibility for Outset’s Information Technology and Human Resources organizations. She succeeds Nabeel Ahmed who is leaving the company to pursue other opportunities.

“Renee brings deep financial and leadership experience to Outset with a proven track record from her roles at publicly traded medical-device growth companies as both a CFO and board member,” said Leslie Trigg, Chair and CEO. “She is the ideal fit for Outset as we drive our next phase of growth and our goal to achieve near-term profitability. I want to thank Nabeel for his contributions to Outset and wish him well in his future endeavors.”

With today’s announcement, Outset also reiterated its 2025 financial guidance, including expected revenue of $115 million to $125 million and non-GAAP gross margin in the high-30% range.

Ms. Gaeta most recently served as CFO of Shockwave Medical until its $13 billion acquisition by Johnson and Johnson in May 2024. She was previously CFO at Eko Health, where she also led both finance and human resources, and Establishment Labs, where she played a key role in the company’s initial public offering and growing the global business. She has served as a member of the board of directors and the audit committee of Candel Therapeutics since August 2022 and was previously audit committee chair and a board director of SeaSpine Holdings from 2019 until its acquisition in 2023 by Orthofix Medical. She received her Bachelor of Science, cum laude, in accounting from Loyola Marymount University and is a Certified Public Accountant in California.

“Outset is transforming dialysis care, and I am honored to join the company as its next CFO,” said Ms. Gaeta. “Tablo offers clear and compelling clinical, financial and operational value to acute, post-acute and home dialysis providers. I look forward to playing an important role in helping drive Outset to achieve its growth and profitability goals.”

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues and non-GAAP gross margin. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the company’s filings with the Securities and Exchange Commission, including its most recent annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Contact

Jim Mazzola

Investor Relations

jmazzola@outsetmedical.com